UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2014
Kemper Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-18298

DE	95-4255452
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
One East Wacker Drive, Chicago, IL 60601
(Address of principal executive offices, including zip code)
312-661-4600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2. – Financial Information
Item 2.06    Material Impairments.
In September 2014, certain members of management of Kemper Corporation (the “Company”) participated in discussions with the product leadership team of a software vendor that is developing computer software for the Company’s Property & Casualty Insurance segment. Over the course of these meetings, the vendor’s team signaled likely changes in the strategic direction for the vendor's product offerings in the property and casualty insurance market, including the software being developed for the Company, as well as the vendor’s related marketing strategy. Although the Company has not made a final determination as to viability or the extent to which it may ultimately use the software, the Company has assessed the impact of these changes on the Company’s ability to fully complete and implement the software. The Company determined on September 30, 2014 that it is no longer probable that certain software will be completed and/or fully implemented. Accordingly, the Company’s third quarter results will include a non-cash charge of approximately $35 million after tax to write off such software.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kemper Corporation

Date:	October 6, 2014	/s/ Richard Roeske
Richard Roeske
Vice President and Chief Accounting Officer